    As filed with the Securities and Exchange Commission on August 12, 2008

                                                     Registration No. 333-______

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      FORM S-3 REGISTRATION STATEMENT
                        Under The Securities Act Of 1933

                       Consumer Portfolio Services, Inc.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

       California                                  33-0459135
---------------------------------               -------------------
(State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)               Identification No.)

               16355 Laguna Canyon Road, Irvine, California 92618
           ------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Charles E. Bradley, Jr.
                        CONSUMER PORTFOLIO SERVICES, INC.
                            16355 Laguna Canyon Road
                            Irvine, California 92618
                 Telephone: (949) 753-6800, Fax: (949) 753-6897
             --------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

 Copies to:   Alexander D. Lynch, Esq.             Mitchell S. Cohen, Esq.
             WEIL, GOTSHAL & MANGES LLP              IRELL & MANELLA LLP
                  767 Fifth Avenue           1800 Avenue of the Stars, Suite 900
              New York, New York 10153          Los Angeles, California 90067
              Telephone: (212) 310-8971           Telephone: (310) 277-1010
                 Fax: (212) 310-8007                 Fax: (310) 203-7199

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the selling shareholders.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one)

    Large accelerated filer    [  ]               Accelerated filer         [X]
    Non-accelerated filer      [  ]               Smaller reporting company [ ]
(Do not check if a smaller reporting company)


                                          CALCULATION OF REGISTRATION FEE
--------------------------------- ------------------------ ----------------------- ----------------------- --------------------
Title of Each Class of                                     Proposed Maximum        Proposed Maximum
Securities to Be                  Amount to be             Offering Price Per      Aggregate Offering      Amount of
Registered                        Registered (1)           Unit (2)                Price (2)               Registration Fee
--------------------------------- ------------------------ ----------------------- ----------------------- --------------------
Common Stock, no par value        3,725,000 shares         $ 2.035                 $ 7,580,375             $297.91
--------------------------------- ------------------------ ----------------------- ----------------------- --------------------



(1) Includes 2,500,000 shares of common stock issuable upon exercise of an outstanding warrant. In addition to the shares of common stock set forth in the table above, pursuant to Rule 416 under the Securities Act, an indeterminate number of additional shares of common stock shall be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions, and, in such an event, the number of shares registered hereby shall be automatically increased to cover the additional shares.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of high and low prices reported for the registrant's Common Stock by the Nasdaq Global Market on August 8 , 2008.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until it shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

*The information in this prospectus is not complete and may be changed. We have filed a registration statement with the Securities and Exchange Commission relating to the common stock. The common stock may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell the common stock, and neither we nor the selling shareholders are soliciting offers to buy the common stock in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 12, 2008



PROSPECTUS

                       CONSUMER PORTFOLIO SERVICES, INC.
                                3,725,000 SHARES
                                  COMMON STOCK


     WHO IS OFFERING THE COMMON STOCK AND RECEIVING PROCEEDS FROM ANY SALES. The selling shareholders identified in this prospectus may from time to time sell up to an aggregate of 3,725,000 shares of our common stock. Of this amount, 1,225,000 shares of our common stock are held by one of the selling shareholders and 2,500,000 shares of the common stock are issuable to the other selling shareholder upon exercise of a currently outstanding warrant. The selling shareholders will receive all of the proceeds from any such sales. We will not receive any of the proceeds from the sale of the shares offered by this prospectus, but we will receive nominal proceeds upon the cash exercise of the warrant. See "Use of Proceeds."

     HOW SALES WILL BE MADE; PRICE OF SHARES. The selling shareholders may sell all or any portion of the shares of common stock at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. For additional information on the methods of sale, see "Plan of Distribution."

     FEES AND EXPENSES. The selling shareholders will pay all brokerage fees and commissions and similar sale-related expenses. We are paying expenses relating to the registration of the shares with the Securities and Exchange Commission.

     WHERE OUR STOCK IS TRADED. Our common stock is traded on the Nasdaq Global Market under the symbol "CPSS." On August 11, 2008, the last reported sale price of our common stock on the Nasdaq Global Market was $2.00 per share.

     CONTACTING US. Our principal executive offices are located at 16355 Laguna Canyon Road, Irvine, California 92618, and our telephone number is (949) 753-6800.



      ---------------------------------------------------------------------
          Investing in our common stock involves a high degree of risk.

                 See RISK FACTORS on page 3 of this prospectus.
      ---------------------------------------------------------------------


     Neither the Securities and Exchange Commission nor any state securities commission or regulatory authority has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                     The date of this prospectus is , 2008.

                                TABLE OF CONTENTS

            Risk Factors                                                 3
            Forward-Looking Statements                                   3
            Use of Proceeds                                              3
            Selling Shareholders                                         4
            Transactions with the Selling Shareholders                   4
            Plan of Distribution                                         6
            Legal Matters                                                8
            Experts                                                      8
            Where You Can Find More Information                          8
            Documents Incorporated by Reference                          9


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NEITHER WE NOR ANY SELLING SHAREHOLDER HAS AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE HAVE SUPPLIED ALL INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS RELATING TO CONSUMER PORTFOLIO SERVICES, INC. AND OUR SUBSIDIARIES. EACH SELLING SHAREHOLDER HAS SUPPLIED CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS RELATING TO THAT SELLING SHAREHOLDER. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. NEITHER WE NOR THE SELLING SHAREHOLDERS ARE MAKING AN OFFER TO SELL OUR COMMON STOCK IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THE INFORMATION APPEARING IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                                  RISK FACTORS

     Purchase of the offered shares involves a high degree of risk. See the risk factors described in our Annual Report on Form 10-K for the most recent fiscal year, and any changes to those risk factors included in subsequent quarterly reports on Form 10-Q. All of those reports are incorporated by reference in this prospectus. The risks described in any document incorporated by reference are not the only ones we face, but are considered to be the most significant. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant may also adversely affect our business and your investment in our common stock.

     Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus, including our financial statements and related notes. These risks could materially affect our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.


                           FORWARD-LOOKING STATEMENTS

     Discussions of certain matters contained in this prospectus and incorporated herein by reference may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such, may involve risks and uncertainties. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our mission and vision. You can generally identify forward-looking statements as statements containing the words "will," "would," "believe," "may," "could," "expect," "anticipate," "intend," "estimate," "assume" or other similar expressions. Our actual results, performance and achievements may differ materially from the results, performance and achievements expressed or implied in such forward-looking statements. The discussions of "Risk Factors" contained in our Annual Report on Form 10-K and in certain other reports identify some of the factors that might cause such a difference, including the following:

     o    changes in general economic conditions;

     o    changes in interest rates;

     o    availability or unavailability of short-term and long-term financing;

     o    our ability to generate sufficient operating and financing cash flows;

     o    competition;

     o    changes in the levels of losses incurred on receivables; and

     o    regulatory requirements.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Actual results may differ from expectations due to many factors beyond our ability to control or predict, including those described herein and in documents incorporated by reference in this prospectus. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

     We undertake no obligation to update any forward-looking information. You are advised to consult any additional disclosure we make in our periodic reports filed with the Securities and Exchange Commission (the "SEC"). See "Where You Can Find More Information" and "Documents Incorporated by Reference."


                                 USE OF PROCEEDS

     All shares of common stock sold pursuant to this prospectus will be sold by the selling shareholders and we will not receive any of the proceeds from such sales. Such proceeds as we may receive from the exercise of the warrant, if it is cash exercised, will be nominal in amount, and will be used for general corporate purposes.

                              SELLING SHAREHOLDERS

     The selling shareholders acquired the shares of common stock offered by this prospectus, or the rights to acquire such shares upon exercise of warrants, directly from us in the transactions described below under the caption "Transactions with the Selling Shareholders." The registration of these shares does not necessarily mean that the selling shareholders will sell all or any of the shares. None of the selling shareholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates, except as indicated below under the caption "Transactions with the Selling Shareholders."

     The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders immediately prior to the date of this prospectus, assuming, where applicable, exercise of the warrant in full, and the maximum number of shares that may be offered pursuant to this prospectus. The table also provides information regarding the beneficial ownership of our common stock by the selling shareholders as adjusted to reflect the assumed sale of all of the shares offered by this prospectus.

     The information provided in the table below with respect to the selling shareholders has been obtained from the selling shareholders and we have not sought to verify this information.

                                                                                                     Number of Shares
                                                       Number of Shares         Number of           Beneficially Owned
                                                      Beneficially Owned       Shares Being          After Completion
Selling Shareholder                                  Prior to the Offering       Offered           of the Offering (3)
-------------------                                  ---------------------       -------           -------------------
Citigroup Global Markets Inc. (1)                        2,500,000               2,500,000              None
Levine Leichtman Capital Partners IV, L.P. (2)         1,225,000 (4)            1,225,000              None (4)


(1) The named shareholder is an indirect wholly owned subsidiary of Citigroup Inc. Other affiliates of Citigroup Inc. may hold, and from time to time do hold, shares of our common stock, in fiduciary and other capacities. Such holdings are not reported in this table, and such shares are not included in this offering. Citigroup Financial Products Inc., Citigroup Global Markets Holdings Inc. and Citigroup Inc. indirectly beneficially own all of the shares directly beneficially owned by the named shareholder. The named shareholder has informed us that it is a registered broker-dealer and acquired the warrant and underlying shares of the common stock listed above in the ordinary course of business and at the time of acquisition did not have any arrangements or understandings, directly or indirectly, with any party to distribute the warrant or the shares of common stock issuable upon exercise of the warrant. The address for the named shareholder is 388 Greenwich Street, New York, New York 10013.

(2) The named shareholder is a Delaware limited partnership. LLCP Partners IV GP, LLC is the sole general partner of the named shareholder, and Levine Leichtman Capital Partners, Inc. is the sole manager of LLCP Partners IV GP, LLC. Arthur E. Levine and Lauren B. Leichtman are the controlling shareholders of Levine Leichtman Capital Partners, Inc. The named shareholder has informed us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer. The address for the named shareholder and each of the persons and entities identified in this footnote is 335 N. Maple Drive, Suite 240, Beverly Hills, California 90210.

(3) Assumes the sale by the selling shareholders of all the shares of common stock available for resale under this prospectus.

(4) Does not include 1,848,309 shares of common stock that may be issuable upon exercise of certain warrants held by the named shareholder. Our obligation to issue common stock upon exercise of such warrants is contingent upon our obtaining the approval of our shareholders with respect to such warrants. That approval has not been obtained as of the date of this prospectus.

We refer elsewhere to Citigroup Global Markets Inc. as the "Citigroup selling shareholder," and to Levine Leichtman Capital Partners IV, L.P. as the "LLCP selling shareholder."


                   TRANSACTIONS WITH THE SELLING SHAREHOLDERS

     Each of the two selling shareholders also holds, in addition to the common stock offered by this prospectus, certain debt securities issued by us. The LLCP selling shareholder also holds warrants to acquire common stock. The terms and conditions applicable to such indebtedness and warrants are described below under the caption "Transactions with the Selling Shareholders." In addition to such recently completed transactions, the Citigroup selling shareholder or its affiliates may in the future provide us with investment banking, financial advisory, or commercial banking services, for which it may receive compensation in such amounts and forms as may be determined by negotiation. Likewise, the LLCP selling shareholder or its affiliates may in the future provide us with investment banking or financial advisory services, for which it may receive compensation in such amounts and forms as may be determined by negotiation.

TRANSACTIONS WITH THE CITIGROUP SELLING SHAREHOLDER

     On July 10, 2008, we and our wholly owned subsidiary Folio Funding II, LLC, as borrower, agreed with the Citigroup selling shareholder to amend and restate the agreements governing a pre-existing revolving residual credit facility. The Citigroup selling shareholder is the note purchaser and administrative agent of that credit facility.

     Under the original residual facility, we sold eligible residual interests in securitizations to the borrower, which in turn pledged the residuals as collateral for floating rate borrowings from the note purchaser. The amount available for borrowing was computed by the administrative agent using a valuation methodology of the residuals, and was subject to an overall maximum principal amount of $120 million. The indebtedness of the borrower was represented by (i) a $60 million Class A-1 Variable Funding Note, and (ii) a $60 million Class A-2 Term Note. The facility's revolving feature was to expire by its terms on July 10, 2008, and the Class A-1 Note was to be due at that time. The Class A-2 Note was to be due on July 10, 2009.

     With the amendments to this facility, we prepaid a portion of the outstanding notes, reducing the outstanding principal balance to $70 million, and the notes have been re-designated as (i) a $10 million Class A-1 Term Note, and (ii) a $60 million Class A-2 Term Note. Approximately $4 million of the principal prepayment represented the Citigroup selling shareholder's purchase of a nominal price warrant to purchase 2,500,000 shares of our common stock. The Class A-1 Term Note and Class A-2 Term Note provide for minimum required levels of amortization, and are due in June 2009. However, we also received an option, if certain conditions are met, to extend the maturity for an additional year to June 2010.

     The 2,500,000 shares issuable upon exercise of the warrant described above are the shares to be sold in this offering.

TRANSACTIONS WITH THE LLCP SELLING SHAREHOLDER

     On June 30, 2008, we entered into a Securities Purchase Agreement and related agreements with the LLCP selling shareholder, pursuant to which the LLCP selling shareholder purchased a $10 million five-year note issued by us. The indebtedness to the LLCP selling shareholder is secured by substantially all of our assets, though not by the assets of our special-purpose financing subsidiaries. Certain other subsidiaries of ours (CPS Marketing, Inc., CPS Leasing, Inc., Mercury Finance Company LLC and TFC Enterprises LLC) have guaranteed our obligations to the LLCP selling shareholder.

     In connection with the Securities Purchase Agreement, we paid to the LLCP selling shareholder a closing fee of $1.1 million and issued to the LLCP selling shareholder (i) 1,225,000 shares of our common stock, (ii) a warrant that represented the right to purchase, at the time of issuance, 275,000 shares of our common stock, at a nominal exercise price, and (iii) a warrant that represented the right to purchase, at the time of issuance, 1,500,000 shares of our common stock, at an exercise price of $2.573 per share. The number of shares subject to each warrant and the exercise price of each warrant are subject to certain adjustments contained in the warrants. Exercise of the warrants is contingent upon our obtaining the approval of our shareholders, which we have agreed to seek. As an alternative to exercise of the warrants, the LLCP selling shareholder has the right to require that we purchase all or any portion of the warrants at a price equal to the difference between the aggregate exercise price of the warrants so purchased, and the then prevailing market price of our common stock.

     The 1,225,000 shares issued as described above are the shares to be sold in this offering.

     Under the Securities Purchase Agreement, subject to the satisfaction of certain terms and conditions, the LLCP selling shareholder also agreed to purchase an additional $15 million note to be issued by us. That obligation was subject to a number of conditions being satisfied, including, without limitation, a successful amendment and restatement of our indebtedness to the Citigroup selling shareholder, described above. Those conditions were satisfied and the additional note was issued on July 10, 2008. The additional note has substantially the same terms as the $10 million note.

     In connection with the Securities Purchase Agreement, we entered into an Investor Rights Agreement with the LLCP selling shareholder that granted the LLCP selling shareholder certain monitoring and other rights, including the right to cause an individual designated by the LLCP selling shareholder to be nominated and elected to our board of directors. In addition, the Investor Rights Agreement granted to the LLCP selling shareholder rights of first refusal with respect to future issuances of equity securities by us and contains restrictions on our ability (and the ability of our subsidiaries) to issue equity securities.

     Affiliates of the LLCP selling shareholder have purchased other senior secured debt securities from the Company, and have held as much as 4.5 million shares of the Company's common stock, at various times prior to the transactions described above. No such debt securities had been outstanding since July 2007, and no such shares had been held since December 2007.

                              PLAN OF DISTRIBUTION

     We have been advised that the shares may be offered and sold by or for the account of the selling shareholders (or their pledges, donees, transferees, or successors in interest), from time to time as market conditions permit, on the Nasdaq Global Market, any other exchange on which the shares may be listed, over the counter, or otherwise, at prices and on terms then prevailing or in negotiated transactions, and that the shares may be sold by one or more of the following methods, without limitation:

     o purchases by underwriters, brokers, dealers, and agents who may receive compensation in the form of o underwriting discounts, concessions, or commissions from the selling shareholders and/or the purchasers of the shares for whom they may act as agent;

     o one or more block trades in which a broker or dealer so engaged will attempt to sell the shares as agent, o but may position and resell a portion of the block as principal to facilitate the transaction or, in crosses, in which the same broker acts as agent on both sides;

     o purchases by a broker or dealer (including a specialist or market maker) as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     o face-to-face transactions between sellers and purchasers without a broker-dealer;

     o the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

     o short sales or transactions to cover short sales relating to the shares;

     o distributions to creditors, equity holders, partners, and members of the selling shareholders;

     o transactions in options, swaps, or other derivatives (whether exchange listed or otherwise);

     o sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers; and

     o sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers; and

     o any combination of the foregoing or by any other legally available means.

     The selling shareholders may enter into sale, forward sale, and derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those sale, forward sale, or derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the shares. The third parties may use shares received under those sale, forward sale, or derivative arrangements or shares pledged by the selling shareholders or borrowed from the selling shareholders or others to settle such third party sales or to close out any related open borrowings of shares. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part). In addition, the selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders also may sell shares short and redeliver shares to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery to such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. The selling shareholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the shareholder's securities or in connection with the offering of other securities not covered by this prospectus. From time to time, selling shareholders may also transfer or donate their shares and each transferee or donee will be deemed to be a selling shareholder for purposes of this prospectus. Any pledgee, secured party, transferee, or donee that a selling shareholder intends to offer or sell shares to through this prospectus will be named in a prospectus supplement, if required.

     In addition, any shares of the selling shareholders covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

     Underwriters, brokers, dealers, or agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholders. Underwriters, broker-dealers, or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer, or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate.

     At the time a particular offer of shares is made by one or more of the selling shareholders, a prospectus supplement, if required, will be distributed to set forth the terms of the specific offering of the shares, including:

     o the name of the selling shareholders and other participating broker-dealer(s);

     o the number of shares offered; o the price at which such shares are being sold;

     o    the proceeds to the selling shareholders from the sale of such shares;

     o    the specific plan of distribution for such shares;

     o    the names of the underwriters or agents, if any;

     o any underwriting discounts, agency fees, or other compensation to underwriters or agents;

     o    any discounts or concessions allowed or paid to dealers; and

     o    any other facts material to the transaction.

     In connection with the sale of the shares, the selling shareholders and such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Accordingly, any profits realized by the selling shareholders and any compensation earned by such broker-dealers or agents may be deemed to be underwriting discounts and commissions. Because a selling shareholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of that act. We will make copies of this prospectus (as it may be amended or supplemented from time to time) available to the selling shareholders for the purpose of satisfying any prospectus delivery requirements.

     The selling shareholders may sell the shares covered by this prospectus from time to time, and may also decide not to sell all or any of the shares they are allowed to sell under this prospectus. The selling shareholders will act independently of us in making decisions regarding the timing, manner, and size of each sale. There can be no assurance, however, that all or any of the shares will be offered by the selling shareholders. We know of no existing arrangements between any selling shareholders and any broker, dealer, finder, underwriter, or agent relating to the sale or distribution of the shares.

     We will not receive any of the proceeds of any sale of shares by the selling shareholders. We will bear all of the expenses of the registration of this offering under the Securities Act including, without limitation, registration and filing fees, printing expenses, fees and disbursements of our counsel, counsel for the selling shareholders and independent public accountants, transfer taxes, fees of transfer agents and registrars, and costs of insurance, if any. All underwriting discounts, selling commissions, and broker's fees applicable to the sale of any shares will be borne by the selling shareholders or by such persons other than us as agreed by and among the selling shareholders and such other persons.

     We and the selling shareholders have agreed to indemnify each other against certain liabilities under the Securities Act. In addition, we or the selling shareholders may agree to indemnify any underwriters, brokers, dealers or agents against, or contribute to any payments the underwriters, brokers, dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, brokers, dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling shareholders and their affiliates in the ordinary course of business.

     The selling shareholders will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares by the selling shareholders. These restrictions may affect the marketability of such shares.

     In order to comply with applicable securities laws of some states, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available.

     In connection with an underwritten offering of shares under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

     The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the shares offered under this prospectus. As a result, the price of the shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an automated quotation system or in the over-the-counter market or otherwise.

     To the extent permitted by applicable law, this plan of distribution may be modified in a prospectus supplement or otherwise.


                                  LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon by Mark Creatura, our general counsel, 16355 Laguna Canyon Road, Irvine, California 92618. Mr. Creatura owns beneficially, or has rights to acquire under our employee benefit plans, an aggregate of 1.0% of our common stock.


                                     EXPERTS

     The consolidated financial statements of Consumer Portfolio Services, Inc. as of and for the years ended December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 have been incorporated by reference herein in reliance upon the report of McGladrey & Pullen LLP, independent registered public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

     As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement. The registration statement includes additional information. We have filed the exhibits discussed in this prospectus with the registration statement, and you should read the exhibits carefully for provisions that may be important to you.

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at no cost from the SEC's website at http://www.sec.gov, or from our website at http://www.consumerportfolio.com. Other than our SEC filings, none of the information on or hyperlinked from our website is incorporated by reference into this prospectus.


                       DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

     (a) Annual Report on Form 10-K for the year ended December 31, 2007;

     (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008;

     (c) Current Reports on Form 8-K filed on April 15, 2008, July 7, 2008 and July 16, 2008 (excluding item 2.02);

     (d) The information in our Definitive Proxy Statement on Schedule 14A, filed on April 29, 2008 as amended on May 6, 2008, but only to the extent that such information was incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2007; and

     (e) The description of our common stock contained in our registration statement on Form 8-A filed on September 4, 1992, including any amendments or reports filed for the purpose of updating such description.

     All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the offering of the securities described in this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

                               Corporate Secretary
                        Consumer Portfolio Services, Inc.
                                 P.O. Box 57017
                                Irvine, CA 92619
                                 (949) 753-6800

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below are the fees and expenses expected to be paid by the registrant in connection with the issuance and distribution of the securities registered hereby. All amounts shown are estimates except for the SEC registration fee.


     SEC registration fee                            $   298
      Accounting fees and expenses                     2,000
      Legal fees and expenses                          2,000
   Selling shareholders' legal fees and expenses      12,000
      Printing expenses                                2,000
       Miscellaneous                                     702
                                                     -------
            TOTAL                                    $12,000
                                                     =======


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under California law, a California corporation may eliminate or limit the personal liability of a director of the corporation for monetary damages for breach of the director's duty of care as a director, provided that the breach does not involve certain enumerated actions, including, among other things, intentional misconduct or knowing and culpable violation of the law, acts or omissions which the director believes to be contrary to the best interests of the corporation or its shareholders or which reflect an absence of good faith on the director's part, the unlawful purchase or redemption of stock, payment of unlawful dividends, and receipt of improper personal benefits. The registrant's Board of Directors believes that such provisions have become commonplace among major corporations and are beneficial in attracting and retaining qualified directors, and the registrant's Articles of Incorporation include such provisions.

The registrant's Articles of Incorporation and Bylaws also impose a mandatory obligation upon the registrant to indemnify any director or officer to the fullest extent authorized or permitted by law (as now or hereinafter in effect), including under circumstances in which indemnification would otherwise be at the discretion of the registrant.

Under California law, a California corporation may purchase and maintain insurance on behalf of any agent, including any director, officer, employee or other agent of the corporation. The registrant's Bylaws permit the registrant to secure insurance on behalf of any director, officer, employee or other agent of the registrant.

The registrant provides liability insurance for its directors and officers, which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws. Such coverage indemnifies the directors and officers of the registrant against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed herewith:

Exhibit No.     Description

5.1 Opinion of Mark Creatura with respect to legality of the securities registered

23.1           Consent of Mark Creatura (included in Exhibit 5.1)

23.2           Consent of McGladrey & Pullen LLP

24.1 Power of Attorney (included on the signature page to the registration statement)


ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of Title 17 of the Code of Federal Regulations) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (ss.230.424(b) of Title 17 of the Code of Federal Regulations) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of Title 17 of the Code of Federal Regulations), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 11, 2008.

                                 CONSUMER PORTFOLIO SERVICES, INC.
                                 (Registrant)

                         By:      /s/ Charles E. Bradley, Jr.
                                 -----------------------------------------
                                 Charles E. Bradley, Jr.
                                 President and Chief Executive Officer

                                POWER OF ATTORNEY

Each person whose signature appears below appoints Charles E. Bradley, Jr. and Jeffrey P. Fritz, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all pre-effective and post-effective amendments thereto as well as any related registration statements (or amendment thereto) filed pursuant to Rule 462(b) promulgated by the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated below.


Signature                           Title                                                        Date
---------                           -----                                                        ----

/s/ Charles E. Bradley, Jr.                                                                      August 11, 2008
----------------------------
Charles E. Bradley, Jr.             Chairman of the Board of Directors,  President and Chief
                                    Executive Officer (Principal Executive Officer)

/s/ Jeffrey P. Fritz                                                                             August 11, 2008
----------------------------
Jeffrey P. Fritz                    Sr. Vice President (Principal Financial and Accounting
                                    Officer)
/s/ Chris A. Adams                                                                               August 11, 2008
----------------------------
Chris A. Adams                      Director

/s/ E. Bruce Fredrikson                                                                          August 11, 2008
----------------------------
E. Bruce Fredrikson                 Director

/s/ John C. Warner                                                                               August 11, 2008
----------------------------
John C. Warner                      Director

/s/ William B. Roberts                                                                           August 11, 2008
----------------------------
William B. Roberts                  Director

/s/ Gregory S. Washer                                                                            August 11, 2008
----------------------------
Gregory S. Washer                   Director

/s/ Daniel S. Wood                                                                               August 11, 2008
----------------------------
Daniel S. Wood                      Director

/s/ Brian J. Rayhill                                                                             August 11, 2008
----------------------------
Brian J. Rayhill                    Director

EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

5.1 Opinion of Mark Creatura with respect to legality of the securities registered

23.1           Consent of Mark Creatura (included in Exhibit 5.1)

23.2           Consent of McGladrey & Pullen LLP

24.1 Power of Attorney (included on the signature page to the registration statement)